Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Arizona Dividend Advantage Municipal Fund 2
333-71928
811-10553


The annual meeting of shareholders was held in the offices of Nuveen Investments on November 18, 2008;
at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment Policies. The meeting was subsequently adjourned to January 13, 2009 and additionally adjourned to March 17, 2009.

Voting results are as follows:

<c> Common and MuniPreferred
shares voting together as a
class
 <c> MuniPreferred shares voting
together as a
class
To approve the elimination of the Fund s fundamental policy relating to investments in municipal securities and below investment grade securities.


   For
                1,084,002
                       107
   Against
                     81,725
                         16
   Abstain
                     27,627
                           2
   Broker Non-Votes
                   340,364
                       397
      Total
                1,533,718
                       522



To approve the new fundamental policy
relating to investments in municipal
securities for the Fund.


   For
                1,087,252
                       106
   Against
                     81,724
                         16
   Abstain
                     24,378
                           3
   Broker Non-Votes
                   340,364
                       397
      Total
                1,533,718
                       522



Proxy materials are herein incorporated by reference to the SEC filing on October 10, 2008, under Conformed Submission Type DEF 14A, accession number 0000950137-08-012576.